UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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The email below was sent to PartnerRe employees on August 3, 2015:

From: David Zwiener

Subject: Today’s Press Release

Dear Colleagues

I am pleased to confirm on behalf of PartnerRe Board of Directors that the Board has reached a definitive agreement for PartnerRe to be acquired by EXOR for approximately $6.9 billion, or $140.50 per common share. We have also terminated our amalgamation agreement with AXIS Capital and our Special Meeting of Shareholders that was scheduled for August 7, 2015, has been cancelled.

While I know many of you favored this option from the outset, the Board was obliged to follow a long and at times, painful process to ensure that we achieved the best possible price and terms for our company. It was difficult and uncomfortable and like you, I’m relieved that we have finally reached a resolution.

The deal we have today is a significant improvement on the offer first put forward by EXOR in April, both in terms of price and terms: an aggregate cash increase of $10.50 per share, better closing provisions ensuring that PartnerRe is partially reimbursed if the deal fails to close, a commitment to fulfilling regulatory requirements and improved terms for preferred shareholders.

Importantly, after in-depth discussion with EXOR, we are confident that they are fully committed to growing PartnerRe and ensuring that the unique culture, brand and business that you, our employees, have successfully built over the past 20 years remain intact.

In keeping with our Board’s commitment to securing the best possible transaction for shareholders, the agreement with EXOR includes a “go shop” provision which allows PartnerRe through September 14 to solicit and evaluate potentially superior offers for the company. We cannot speculate on whether any such offers will be made or accepted. In the meantime, we will proceed in taking the steps necessary to close the transaction with EXOR as quickly and as efficiently as possible.

I expect you will have many questions about the Board’s decision and what happens next. To answer some of those questions, I will conduct an audio-cast and live Q&A today at 9.30am ET. In the meantime, if you receive any media inquiries related to this news, please direct them to Celia Powell at 441-294-5210 or celia.powell@partnerre.com.

And finally, as I have said many times before, your professionalism and focus over the last few months have been exceptional. Thank you once again for all your support as we move towards a successful conclusion with EXOR and a bright future for PartnerRe.

Sincerely,

David Zwiener

Interim Chief Executive Officer

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PartnerRe Ltd. (“PartnerRe”) and Exor S.p.A. and certain of its affiliates (collectively, “EXOR”). In connection with this proposed business combination, PartnerRe and/or EXOR may file one or more proxy statements, proxy statement/prospectus or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, proxy statement/prospectus or other document PartnerRe and/or EXOR may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PARTNERRE ARE URGED TO READ THE PROXY STATEMENT(S), PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) of PartnerRe (if and when available) will be mailed to shareholders of PartnerRe. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by PartnerRe through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PartnerRe will be available free of charge on PartnerRe’s internet website at http://www.partnerre.com or by contacting PartnerRe’s Investor Relations Director by email at robin.sidders@partnerre.com or by phone at 1-441-294-5216.

Participants in Solicitation

PartnerRe, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of PartnerRe is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 1, 2014, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which was filed with the SEC on July 31, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on January 29, 2015, May 16, 2014 and March 27, 2014.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between PartnerRe and EXOR are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “illustrative,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about PartnerRe and EXOR, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in PartnerRe’s most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•      the failure to obtain the approval of shareholders of PartnerRe in connection with the proposed transaction;

•      the failure to consummate or delay in consummating the proposed transaction for other reasons;

•      the timing to consummate the proposed transaction;

•      the risk that a condition to closing of the proposed transaction may not be satisfied;

•      the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; and

•      the diversion of management time on transaction-related issues.

PartnerRe’s forward-looking statements are based on assumptions that PartnerRe believes to be reasonable but that may not prove to be accurate. PartnerRe cannot guarantee future results, level of activity, performance or achievements. Moreover, PartnerRe assumes no responsibility for the accuracy and completeness of any of these forward-looking statements. PartnerRe assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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